EXHIBIT 99

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, De 19890-0001

FOR IMMEDIATE RELEASE
WILMINGTON TRUST ANNOUNCES 2009 SECOND QUARTER RESULTS
Wilmington, Del., July 24, 2009 — Wilmington Trust Corporation (NYSE: WL) reported a loss of $9.1 million, or $0.20 per common share, for the second quarter of 2009. This was caused primarily by securities losses of $23.4 million on pooled trust-preferred investment securities (TruPS). On an after-tax-basis, this impairment reduced earnings by approximately $0.26 per common share.
On an operating basis (excluding the securities impairment), net income for the 2009 second quarter was $8.8 million, and earnings per common share were $0.06. The financial statements in this release contain comparisons of reported results (including the write-down) and operating results (excluding the write-down). Management believes that operating results provide a more relevant and comparative basis on which to evaluate the company’s performance.
Two other factors reduced earnings:
•	An increase in the provision for loan losses, which rose to $54.0 million from $29.5 million for the 2009 first quarter. This increase was driven by higher levels of nonperforming assets and net charge-offs, and downgrades in the internal risk rating analysis, as economic conditions in the mid-Atlantic region remained unsettled.

•	A special assessment, levied by the Federal Deposit Insurance Corporation (FDIC) on all banks, of $5.3 million. Absent this assessment, noninterest expense for the 2009 second quarter would have been 3% lower than for the first quarter.
“Our Corporate Client Services and Wealth Advisory Services businesses performed very well, and our net interest margin improved significantly,” said Ted T. Cecala, Wilmington Trust chairman and chief executive officer. “Unfortunately, the recession continued to put stress on some of our borrowers and on some of the underlying issuers in the pooled trust-preferred securities in our investment portfolio.”

The company’s capital position remained strong, both including and excluding the $330 million in Capital Purchase Program funds the company received in December 2008 in exchange for issuing shares of Wilmington Trust Series A preferred stock to the U.S. Department of the Treasury. All regulatory capital ratios continued to exceed the amounts required by the Federal Reserve Board to be considered well capitalized.
Other key factors in 2009 second quarter results were:
•	A net interest margin of 3.16%. This was 25 basis points higher than for the 2009 first quarter, as market interest rates remained stable and pricing adjustments on the cost of funds matched the adjustments that occurred in the 2009 first quarter on loans and other earning assets.

•	$41.3 million of revenue from Corporate Client Services. This was 30% higher than for the year-ago second quarter, and 5% higher than for the first quarter of 2009. Retirement services revenue accounted for most of the year-over-year growth. Revenue from bankruptcy and distressed transaction services accounted for much of the linked-quarter increase.

•	$47.1 million of revenue from Wealth Advisory Services (WAS). This was lower than for prior periods, as market conditions reduced fee revenue and masked the continuing positive momentum in WAS business development.

•	Total loan balances of $9.40 billion, on average. This was 3% higher than for the year-ago second quarter, but 1% lower than for the 2009 first quarter. Commercial loan balances increased, while consumer loan balances decreased, due to repayments and lower demand.

•	Total assets of $11.42 billion, on average, which was lower than for prior periods. The majority of this decrease was due to sales of securities in the investment portfolio.

•	Record-high core deposits of $6.60 billion, on average. This was 24% higher than average balances for the year-ago second quarter, and 12% higher than for the 2009 first quarter. The increase illustrated client preference for the safety of insured funds over low-yielding investment opportunities.
On July 22, 2009, the Board of Directors declared a regular quarterly cash dividend of $0.01 per common share. This was a reduction from the $0.1725 per common share dividend declared for the 2009 first quarter and 2008 fourth quarter. The dividend will be paid on August 17, 2009, to shareholders of record on August 3, 2009.
“This difficult decision stems from our desire to act with an abundance of caution during this period of economic uncertainty. While conditions seem to have stabilized, improvements have not occurred as rapidly as we had anticipated at the end of the first quarter,” said Mr. Cecala. “Since it is difficult to predict how quickly the recovery might occur, we are taking a conservative approach to capital management in order to have flexibility in a dynamic environment and to hasten our exit from the U.S. Treasury’s Capital Purchase Program.”
Corporate Client Services (CCS)
CCS revenue totaled $41.3 million for the 2009 second quarter. This was 30% higher than for the year-ago second quarter, and 5% higher than for the first quarter of 2009.
Retirement services revenue accounted for almost all of the year-over-year increase, reflecting the two acquisitions completed in 2008. The larger of these acquisitions closed on April 30, 2008, and results for the 2008 second quarter included two months of revenue from this acquisition.
Revenue from CCS capital markets services was $12.8 million, up 5% from the year-ago second quarter, and 11% higher than for the 2009 first quarter. Most of this growth was due to high volumes of successor loan agency business and bankruptcy and default administration business. Wilmington Trust was named successor trustee and appointed to the creditors’ committee on five major bankruptcies during the 2009 second quarter, including those of General Motors Corporation, General Growth Properties, and AbitibiBowater Inc.
Entity management revenue was $8.3 million. Demand for successor loan agency services in Europe, tax services, and captive insurance management services accounted for most of the 5% increase from the 2009 first quarter. Foreign currency fluctuations were the primary cause of the slight decline from the year-ago second quarter.
Revenue from institutional investment and cash management services, which can fluctuate from period to period depending on client demand and business volumes, was $3.6 million. This was 6% more than for the year-ago second quarter, and 8% lower than for the 2009 first quarter.

Wilmington Trust does not act as a creditor, unsecured or otherwise, in the transactions that CCS supports, including those associated with default, bankruptcy, loan agency, or other services. The company does not lend to, underwrite, price, structure, invest in, or consolidate these transactions or their financing structures, nor does it own any of the associated assets.
Wealth Advisory Services (WAS)
WAS revenue totaled $47.1 million for the 2009 second quarter, which was less than for the year-ago and linked quarters. WAS continued to develop business with new and existing clients, but these additions were offset by volatility in the equity markets. This volatility:
•	Reduced asset valuations and the associated fees. Most WAS revenue is tied to asset valuations.

•	Led to increased client preference for cash management and fixed income investments. In general, cash management and fixed income investment services are priced lower than other types of investment management services.
A comparison of year-over-year changes in revenue from WAS trust and investment advisory services and changes in the Standard & Poor’s 500 Index during the same period illustrates the strength of this business. Trust and investment advisory revenue was 21% lower than for the year-ago second quarter, while the 12-month decline in the S&P 500 was 28%.
Compared to the 2009 first quarter, WAS trust and investment advisory revenue increased 1%, while the S&P 500 rose 15% for the same period. The high demand for cash management and fixed income investment management services prevented this line of revenue from matching the pace of growth in the S&P 500.
WAS mutual fund revenue was lower than for prior periods because management opted to waive client fees, given low fund yields, in accordance with the funds’ voluntary waiver/reimbursement provisions.
Revenue from WAS planning and other services, which is not based on asset valuations, also decreased from prior periods. This was due mainly to a decrease in trading transactions after client asset allocations were rebalanced at the end of 2008.

Regional Banking
Total loan balances were $9.40 billion, on average. This was 3% higher than for the year-ago second quarter, and 1% lower than for the 2009 first quarter. Increases in commercial loan balances were offset somewhat by decreases in consumer loan balances.
Commercial loans accounted for 73% of the portfolio at period end, up from 69% at the end of the year-ago second quarter and 71% at the end of the 2009 first quarter. The company makes commercial loans throughout the mid-Atlantic region, but concentrates its consumer lending activities in the state of Delaware.
Commercial balances reached a record-high of $6.73 billion, on average. This was $469.9 million, or 8%, higher than for the year-ago second quarter, and $10.8 million more than for the 2009 first quarter.
Commercial mortgage balances accounted for the majority of the growth in the commercial portfolio, as changes in the credit markets continued to lessen the competitive advantages formerly held by specialty mortgage lenders. Most of the commercial mortgages added were for owner-occupied retail and professional office properties in Delaware and southeastern Pennsylvania.
On a period-end basis, nearly 50% of the year-to-date increase in commercial mortgage balances represented former commercial construction loans that refinanced on a longer-term basis.
Economic pressures in the mid-Atlantic region caused commercial, financial, and agricultural loan balances to decrease from the 2009 first quarter, and kept growth in commercial construction balances to a minimum.
Consumer loan balances were $1.61 billion, on average. This was 7% lower than for the year-ago second quarter, and 5% lower than for the 2009 first quarter. Increases in home equity balances were offset by decreases in indirect automobile loan balances.
In June 2009, management accelerated its long-standing practice of selling fixed rate residential mortgages into the secondary market. This caused residential mortgage balances to be much lower on a period-end basis than they were on an average-balance basis.
Wilmington Trust does not engage in subprime residential mortgage lending.

Credit quality
The economic downturn has not been as severe in the mid-Atlantic region as in some other parts of the United States, but unsettled conditions continued to challenge some borrowers. These pressures led to increases in the reserve and provision for loan losses, as net charge-offs and nonperforming asset levels rose from prior periods. In addition, downgrades in the internal risk rating analysis reduced the percentage of pass-rated loans. The majority of the downgraded loans were commercial construction and commercial mortgage loans.
At June 30, 2009, the reserve for loan losses was $184.9 million, and the loan loss reserve ratio was 2.02%. In comparison, at March 31, 2009, the reserve was $167.0 million, and the loan loss reserve ratio was 1.77%.
Comparing the 2009 second quarter with the 2009 first quarter:
•	The provision for loan losses was $54.0 million, up from $29.5 million.

•	Net charge-offs were $36.2 million, up from $21.2 million.

•	Commercial loans accounted for all of the increase in net charge-offs. Net charge-offs of consumer and other retail loans were 31% lower.

•	The net charge-off ratio was 0.39%, an increase of 17 basis points.

•	Nonaccruing loans rose to $298.8 million from $230.1 million.

•	Total nonperforming assets, including renegotiated loans and other real estate owned (OREO), increased to $330.3 million from $251.1 million.

•	The nonperforming asset ratio rose to 3.59%, up from 2.66%.

•	Loans past due 90 days or more (which are not included in nonperforming asset calculations) were $26.7 million, a decrease of $2.7 million.

•	The ratio of loans past due 90 days or more was 0.29%, down from 0.31%.
Five commercial lending relationships accounted for most of the second quarter credit problems.
One commercial lending relationship accounted for the majority of the increase in net charge-offs, and for much of the increase in nonaccruing commercial construction loans. This relationship is with a mid-Atlantic-based developer of retirement communities.

Two other relationships accounted for most of the rest of the increase in commercial construction net charge-offs. These relationships are with residential developers who have projects in Delaware and Maryland.
One of these developers’ projects accounted for almost all of the second quarter increase in OREO, which was $8.5 million higher than for the 2009 first quarter. This project is a single- and multi-family residential project in Sussex County, Delaware, on which most of the site work is complete.
Two other relationships accounted for most of the increase in nonperforming loans. One of these is with a Delaware developer with income-producing retail and small office properties that are in various stages of completion. The other is with an automobile dealer with multiple dealerships selling General Motors and imported product.
The decline in loans past due 90 days or more occurred mainly in the consumer portfolio. Indirect auto loans accounted for the majority of this decrease, as well as for the majority of the decrease in net charge-offs of consumer and other retail loans.
Additional disclosures about credit quality are in the financial statement section of this release.
Net interest margin
The net interest margin improved to 3.16%. This was 25 basis points higher than for the 2009 first quarter, and 1 basis point lower than for the year-ago second quarter. These changes reflected the market interest rate environment and the company’s asset-sensitive interest rate risk position.
Most of the company’s floating rate loan pricing adjusts within 30 days of a change in market interest rates. Funding costs reprice over a longer period, typically 90 to 120 days. Market interest rates last changed in December 2008, when the Federal Open Market Committee reduced short-term rates to a range of 0.00% to 0.25%. Most of the floating rate loan repricing after this move was completed by the end of the 2009 first quarter, but most of the corresponding reduction in the cost of funds did not occur until the 2009 second quarter. Total funding costs fell 28 basis points in the 2009 second quarter, while the decrease in earning asset yields was only 3 basis points, which led to the higher margin.

Noninterest expense
Total noninterest expense was $128.4 million. This amount included the special FDIC insurance assessment of $5.3 million. Absent this assessment, which was levied on all banks, noninterest expense would have been $123.1 million, a 3% decrease from the 2009 first quarter.
There were 2,909 full-time-equivalent staff members at the end of the 2009 second quarter, 36 fewer than at the end of the first quarter. This reflected the closure of the collateralized debt obligation and conduit services business in the 2009 first quarter, and accounted for much of the decrease in salary and employment benefits expense.
Incentive and bonus expense was higher than for the 2009 first quarter, but more in line with prior periods, as amounts accrued were adjusted in the 2009 first quarter to reflect actual payments in 2008.
In the year-ago second quarter, noninterest expense included a goodwill impairment write-down of $66.9 million on the company’s investment in affiliate money manager Roxbury Capital Management. The quarterly and year-to-date income statements in this release show total noninterest expense (reported results) as well as total noninterest expense before the impairment (operating results).
On an operating basis, total noninterest expense for the 2009 second quarter was 6% higher than for the year-ago second quarter. The primary factors in the year-over-year increase in operating noninterest expense were the two CCS retirement services acquisitions completed in 2008, the larger of which closed on April 30, 2008. Results for the 2008 second quarter included only two months of employment, occupancy, and other expenses related to this acquisition.
Investment securities portfolio
The investment securities portfolio totaled $715.0 million, compared with $916.4 million at the end of the 2009 first quarter. Maturities of U.S. government agency securities accounted for most of this decrease.
At June 30, 2009, the portfolio included 38 pooled TruPS and 9 single-issue securities, which are recorded on the balance sheet in other securities. The pooled TruPS consist of securities issued by banks, insurance companies, and other financial institutions. The single-issue TruPS are from money center and large regional banks.

In the 2009 second quarter, 21 of the pooled TruPS were determined to be other-than-temporarily impaired (OTTI) under U.S. generally accepted accounting principles, and the company recorded a $67.7 million write-down on the value of these securities.
Of this amount, $23.4 million was determined to be credit-related, as it represented reductions in estimated cash flows from the OTTI TruPS. Under new OTTI accounting rules, which the company adopted on April 1, 2009, the $23.4 million was recorded as a securities impairment (loss), which reduced 2009 second quarter net income by $17.9 million on an after-tax basis.
The remainder of the $67.7 million OTTI write-down was recorded in other comprehensive income, which reduced common stockholders’ equity by $28.4 million on an after-tax basis.
In the 2008 fourth quarter, 14 pooled TruPS were determined to be OTTI, and the company recorded an associated securities impairment of $97.0 million. In the 2009 first quarter, 1 pooled TruPS was determined to be OTTI, and the associated securities impairment was $0.6 million. Following the adoption of new OTTI accounting rules in April 2009, $70.1 million of those OTTI charges was reclassified from retained earnings to accumulated other comprehensive income. The portion of the 2008 fourth quarter and 2009 first quarter OTTI charges that was determined to be credit-related was $27.1 million. This amount remained in retained earnings.
At June 30, 2009, the amortized cost of the pooled TruPS portfolio was $175.6 million; its estimated fair value was $58.9 million; and its carrying value was $73.3 million.
None of the single-issue TruPS were OTTI at June 30, 2009.
Conference call
Management will discuss 2009 second quarter results and outlook for the future in a conference call today at 10:00 a.m. (Eastern). Supporting materials, financial statements, and audio streaming will be available at www.wilmingtontrust.com.
To access the call from within the United States and Canada, dial 877-407-8031. Callers outside the United States and Canada should dial
201-689-8031. No passcode is necessary.

A rebroadcast of the conference call will be available from 1:00 p.m. (Eastern) on Friday, July 24, until 11:59 p.m. (Eastern) on Friday, July 31. To access the call from within the United States and Canada, dial 877-660-6853. Callers outside the United States and Canada should dial 201-612-7415. Use account #286 and replay ID #325986.
Forward-looking statements
This release may contain forward-looking statements that reflect our current expectations about our performance. These statements rely on a number of assumptions, estimates, expectations, and assessments of potential developments, and are subject to various risks and uncertainties that could cause our actual results to differ from our expectations. Our ability to achieve the results reflected in these statements could be affected adversely by, among other things, changes in national or regional economic conditions; changes in market interest rates; fluctuations in equity or fixed income markets; significant changes in banking laws or regulations; changes in accounting policies, procedures, or guidelines; increased competition for business; higher-than-expected credit losses; the effects of acquisitions; the effects of integrating acquired entities; a substantial and permanent loss of either client accounts and/or assets under management at Wilmington Trust and/or affiliate money managers Cramer Rosenthal McGlynn and Roxbury Capital Management; changes in the market values of securities in our investment portfolio; changes in the regulatory, judicial, legislative, or tax treatment of business transactions; new litigation or developments in existing litigation; and economic uncertainty created by unrest in other parts of the world.
About Wilmington Trust
Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory Services for high-net-worth clients in 36 countries, and Corporate Client Services for institutional clients in 88 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust Corporation and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam. For more information, visit www.wilmingtontrust.com.

Financial statements
The following section of this release contains the financial statements for the three and six months ended June 30, 2009.
Contacts

Investors and analysts:	News media:
Ellen J. Roberts	Bill Benintende
Investor Relations	Public Relations
(302) 651-8069	(302) 651-8268
eroberts@wilmingtontrust.com	wbenintende@wilmingtontrust.com

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2009
HIGHLIGHTS

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
	2009	2008	Change	2009	2008	Change

OPERATING RESULTS (in millions)
Net interest income	$81.6	$85.2	(4.2)	$160.2	$172.1	(6.9)
Provision for loan losses	(54.0)	(18.5)	191.9	(83.5)	(28.4)	194.0
Noninterest income	81.6	93.2	(12.4)	192.3	195.9	(1.8)
Noninterest expense	128.4	188.5	(31.9)	255.0	304.0	(16.1)
Net (loss)/income	(9.1)	(19.5)	(53.3)	12.7	21.9	(42.0)

(LOSS)/EARNINGS
Net (loss)/income	$(9.1)	$(19.5)	(53.3)	$12.7	$21.9	(42.0)
Dividends and accretion on preferred stock	4.5	—	—	9.2	—	—
Net (loss)/income available to common shareholders	(13.6)	(19.5)	(30.3)	3.5	21.9	(84.0)

PER COMMON SHARE DATA
Basic net (loss)/income	$(0.20)	$(0.29)	(31.0)	$0.05	$0.33	(84.8)
Diluted net (loss)/income	(0.20)	(0.29)	(31.0)	0.05	0.33	(84.8)
Dividends paid per common share	0.1725	0.345	(50.0)	0.345	0.68	(49.3)
Book value at period end[1]	14.26	15.85	(10.0)	14.26	15.85	(10.0)
Closing price at period end	13.66	26.44	(48.3)	13.66	26.44	(48.3)
Market range:
High	18.66	35.17	(46.9)	22.53	35.50	(36.5)
Low	9.03	26.26	(65.6)	6.76	26.26	(74.3)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	68,966	67,167	2.7	68,955	67,117	2.7
Diluted	68,966	67,167	2.7	69,049	67,389	2.5

AVERAGE BALANCE SHEET (in millions)
Investment portfolio	$817.1	$1,598.5	(48.9)	$1,044.6	$1,672.2	(37.5)
Loans	9,396.2	9,085.9	3.4	9,457.1	8,861.3	6.7
Earning assets	10,353.5	10,812.0	(4.2)	10,647.2	10,627.6	0.2
Core deposits	6,602.4	5,307.6	24.4	6,256.7	5,234.2	19.5
Stockholders’ equity	1,342.9	1,119.6	19.9	1,336.5	1,122.5	19.1

STATISTICS AND RATIOS (net income annualized)
Return/(loss) on average stockholders’ equity[1]	(3.58)%	(7.01)%	(48.9)	2.52%	3.92%	(35.7)
Return/(loss) on average assets	(0.32)%	(0.66)%	(51.5)	0.22%	0.38%	(42.1)
Net interest margin (taxable equivalent)	3.16%	3.17%	(0.3)	3.04%	3.27%	(7.0)
Dividend payout ratio	N/M	N/M	—	N/M	208.68%	—
Full-time equivalent headcount	2,909	2,879	1.0	2,909	2,879	1.0

[1]	Does not include preferred stock and noncontrolling interest.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2009
QUARTERLY INCOME STATEMENT

	Three Months Ended
						% Change From
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Prior	Prior
(In millions)	2009	2009	2008	2008	2008	Quarter	Year

NET INTEREST INCOME
Interest income	$111.3	$117.1	$147.1	$152.1	$150.0	(5.0)	(25.8)
Interest expense	29.7	38.6	52.5	61.0	64.8	(23.1)	(54.2)

Net interest income	81.6	78.5	94.6	91.1	85.2	3.9	(4.2)
Provision for loan losses	(54.0)	(29.5)	(67.5)	(19.6)	(18.5)	83.1	191.9

Net interest income after provision for loan losses	27.6	49.0	27.1	71.5	66.7	(43.7)	(58.6)

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	31.6	31.3	33.4	39.3	40.2	1.0	(21.4)
Mutual fund fees	5.2	7.5	7.6	6.8	6.4	(30.7)	(18.8)
Planning and other services	10.3	10.9	13.0	11.2	11.2	(5.5)	(8.0)

Total Wealth Advisory Services	47.1	49.7	54.0	57.3	57.8	(5.2)	(18.5)

Corporate Client Services
Capital markets services	12.8	11.5	12.6	11.9	12.2	11.3	4.9
Entity management services	8.3	7.9	8.2	7.7	8.6	5.1	(3.5)
Retirement services	16.6	16.1	15.4	11.3	7.5	3.1	121.3
Investment/cash management services	3.6	3.9	3.5	3.5	3.4	(7.7)	5.9

Total Corporate Client Services	41.3	39.4	39.7	34.4	31.7	4.8	30.3

Cramer Rosenthal McGlynn	5.0	3.0	3.1	3.8	5.5	66.7	(9.1)
Roxbury Capital Management	(0.6)	(0.8)	(0.3)	0.4	(1.1)	(25.0)	(45.5)

Advisory fees	92.8	91.3	96.5	95.9	93.9	1.6	(1.2)
Amortization of affiliate intangibles	(2.1)	(2.3)	(2.3)	(2.2)	(2.0)	(8.7)	5.0

Advisory fees after amortization of affiliate intangibles	90.7	89.0	94.2	93.7	91.9	1.9	(1.3)

Service charges on deposit accounts	7.5	7.9	7.3	7.7	7.5	(5.1)	—
Other noninterest income	6.8	6.2	5.5	6.1	6.3	9.7	7.9
Securities (losses)/gains	(23.4)	7.6	(98.4)	(19.7)	(12.5)	—	87.2

Total noninterest income	81.6	110.7	8.6	87.8	93.2	(26.3)	(12.4)

Net interest and noninterest income	109.2	159.7	35.7	159.3	159.9	(31.6)	(31.7)

NONINTEREST EXPENSE
Salaries and wages	48.6	49.1	51.7	50.6	48.3	(1.0)	0.6
Incentives and bonuses	7.8	4.9	8.6	11.8	13.2	59.2	(40.9)
Employment benefits	14.2	16.7	12.1	12.8	12.4	(15.0)	14.5
Net occupancy	7.7	7.8	7.3	7.9	8.0	(1.3)	(3.8)
Furniture, equipment, and supplies	10.0	10.5	11.8	11.7	10.3	(4.8)	(2.9)
Other noninterest expense:
Advertising and contributions	1.8	2.5	2.8	2.6	3.0	(28.0)	(40.0)
Servicing and consulting fees	3.5	4.1	4.8	2.9	3.2	(14.6)	9.4
Subadvisor expense:
Retirement services	7.0	6.7	6.7	2.0	0.8	4.5	N/M
Other services	1.3	1.4	2.4	2.7	2.7	(7.1)	(51.9)
Travel, entertainment, and training	1.9	1.8	2.8	3.2	2.9	5.6	(34.5)
Insurance	10.3	4.2	2.5	2.3	1.8	145.2	472.2
Other expense	14.3	16.9	18.3	13.4	15.0	(15.4)	(4.7)

Total other noninterest expense	40.1	37.6	40.3	29.1	29.4	6.6	36.4

Total noninterest expense before impairment	128.4	126.6	131.8	123.9	121.6	1.4	5.6
Goodwill impairment write-down	—	—	—	—	66.9	—	(100.0)

Total noninterest expense	128.4	126.6	131.8	123.9	188.5	1.4	(31.9)

(Loss)/income before Income taxes and noncontrolling interest	(19.2)	33.1	(96.1)	35.4	(28.6)	—	(32.9)
Applicable income taxes	(10.2)	11.2	(27.6)	12.3	(9.3)	—	9.7

Net (loss)/income before noncontrolling interest	(9.0)	21.9	(68.5)	23.1	(19.3)	—	(53.4)
Net income attributable to the noncontrolling interest	0.1	0.1	—	0.2	0.2	—	(50.0)

Net (loss)/income	$(9.1)	$21.8	$(68.5)	$22.9	$(19.5)	—	(53.3)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2009
YEAR-TO-DATE INCOME STATEMENT

	Six Months Ended
	June 30,	June 30,	%
(In millions)	2009	2008	Change

NET INTEREST INCOME
Interest income	$228.5	$312.3	(26.8)
Interest expense	68.3	140.2	(51.3)

Net interest income	160.2	172.1	(6.9)
Provision for loan losses	(83.5)	(28.4)	194.0

Net interest income after provision for loan losses	76.7	143.7	(46.6)

NONINTEREST INCOME
Advisory fees:
Wealth Advisory Services
Trust and investment advisory fees	62.8	79.5	(21.0)
Mutual fund fees	12.7	12.8	(0.8)
Planning and other services	21.2	21.3	(0.5)

Total Wealth Advisory Services	96.7	113.6	(14.9)

Corporate Client Services
Capital markets services	24.3	23.8	2.1
Entity management services	16.2	16.4	(1.2)
Retirement services	32.7	10.7	205.6
Investment/cash management services	7.5	6.8	10.3

Total Corporate Client Services	80.7	57.7	39.9

Cramer Rosenthal McGlynn	8.0	9.5	(15.8)
Roxbury Capital Management	(1.3)	(0.8)	62.5

Advisory fees	184.1	180.0	2.3
Amortization of affiliate intangibles	(4.4)	(3.3)	33.3

Advisory fees after amortization of affiliate intangibles	179.7	176.7	1.7

Service charges on deposit accounts	15.4	15.0	2.7
Other noninterest income	13.0	16.7	(22.2)
Securities (losses)/gains	(15.8)	(12.5)	26.4

Total noninterest income	192.3	195.9	(1.8)

Net interest and noninterest income	269.0	339.6	(20.8)

NONINTEREST EXPENSE
Salaries and wages	97.7	94.0	3.9
Incentives and bonuses	12.7	27.7	(54.2)
Employment benefits	30.9	26.7	15.7
Net occupancy	15.6	15.5	0.6
Furniture, equipment, and supplies	20.4	20.1	1.5
Other noninterest expense:
Advertising and contributions	4.3	5.1	(15.7)
Servicing and consulting fees	7.6	5.7	33.3
Subadvisor expense:
Retirement services	13.7	0.8	N/M
Other services	2.6	5.3	(50.9)
Travel, entertainment, and training	3.7	5.3	(30.2)
Insurance	14.5	3.6	302.8
Other expense	31.3	27.3	14.7

Total other noninterest expense	77.7	53.1	46.3

Total noninterest expense before impairment	255.0	237.1	7.5
Goodwill impairment write-down	—	66.9	(100.0)

Total noninterest expense	255.0	304.0	(16.1)

Income before income taxes and noncontrolling interest	14.0	35.6	(60.7)
Applicable income taxes	1.1	13.4	(91.8)

Net income before noncontrolling interest	12.9	22.2	(41.9)
Net income attributable to the noncontrolling interest	0.2	0.3	(33.3)

Net income	$12.7	$21.9	(42.0)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2009
COMPARISON OF RESULTS WITH AND WITHOUT IMPAIRMENT

	Three months ended June 30, 2009			Six months ended June 30, 2009
	With	Without		With	Without
	impairment	impairment	Impairment	impairment	impairment	Impairment
OPERATING RESULTS (in millions)
Net interest income	$81.6	$81.6	$—	$160.2	$160.2	$—
Provision for loan losses	(54.0)	(54.0)	—	(83.5)	(83.5)	—
Noninterest income	105.0	105.0	—	220.2	220.2	—
Securities impairment	(23.4)	—	(23.4)	(27.9)	—	(27.9)
Noninterest expense	128.4	128.4	—	255.0	255.0	—

(Loss)/income before taxes and minority interest	(19.2)	4.2	(23.4)	14.0	41.9	(27.9)
Applicable income taxes	(10.2)	(4.7)	(5.5)	1.1	8.1	(7.0)

Net (loss)/income before minority interest	(9.0)	8.9	(17.9)	12.9	33.8	(20.9)
Minority interest	0.1	0.1	—	0.2	0.2	—

Net (loss)/income	$(9.1)	$8.8	$(17.9)	$12.7	$33.6	$(20.9)

(LOSS)/EARNINGS
Net (loss)/income	$(9.1)	$8.8	$(17.9)	$12.7	$33.6	$(20.9)
Dividends and accretion on preferred stock	4.5	4.5	—	9.2	9.2	—
Net (loss)/income available to common shareholders	(13.6)	4.3	(17.9)	3.5	24.4	(20.9)

PER COMMON SHARE DATA
Diluted shares outstanding (in millions)	69.0	69.0	—	69.0	69.0	—
Per-share (loss)/earnings	$(0.20)	$0.06	$(0.26)	$0.05	$0.35	$(0.30)

STATISTICS AND RATIOS (dollars in millions)
Total assets, on average	$11,420.1	$11,420.1	$—	$11,767.9	$11,767.9	$—
Stockholders’ equity, on average[1]	1,020.5	1,020.5	—	1,014.5	1,014.5	—
Return/(loss) on average assets	(0.32)%	0.31%	(0.63)%	0.22%	0.58%	(0.36)%
Return/(loss) on equity[1]	(3.58)%	3.46%	(7.04)%	2.52%	6.68%	(4.16)%

Net interest before provision and noninterest income	$163.2	$186.6	$(23.4)	$352.5	$380.4	$(27.9)
Tax equivalent interest income	0.5	0.5	—	1.0	1.0	—

	$163.7	$187.1	$(23.4)	$353.5	$381.4	$(27.9)
Noninterest expense	$128.4	$128.4	$—	$255.0	$255.0	$—

Efficiency ratio	78.44%	68.63%	9.81%	72.14%	66.86%	5.28%

[1]	Does not include preferred stock and noncontrolling interest

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2009
STATEMENT OF CONDITION

						% Change From
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Prior	Prior
(In millions)	2009	2009	2008	2008	2008	Quarter	Year

ASSETS
Cash and due from banks	$222.3	$252.0	$290.4	$231.1	$249.3	(11.8)	(10.8)

Interest-bearing deposits in other banks	106.7	117.4	141.0	80.1	167.8	(9.1)	(36.4)

Federal funds sold and securities purchased under agreements to resell	105.0	—	45.3	—	110.7	—	(5.1)

Investment securities:
U.S. Treasury	44.3	48.6	41.4	91.2	48.6	(8.8)	(8.8)
Government agencies	191.9	340.3	463.5	453.5	473.5	(43.6)	(59.5)
Obligations of state and political subdivisions	6.7	6.7	6.9	7.0	7.3	—	(8.2)
Preferred stock	19.7	15.1	17.1	19.4	41.7	30.5	(52.8)
Mortgage-backed securities	297.2	322.8	660.5	673.6	702.7	(7.9)	(57.7)
Other securities	155.2	182.9	183.9	215.3	252.8	(15.1)	(38.6)

Total investment securities	715.0	916.4	1,373.3	1,460.0	1,526.6	(22.0)	(53.2)

FHLB and FRB stock, at cost	26.7	25.0	20.0	16.4	22.4	6.8	19.2

Loans:
Commercial, financial, and agricultural	2,752.4	2,770.2	2,966.3	2,965.2	2,808.6	(0.6)	(2.0)
Real estate — construction	1,961.9	1,960.9	1,923.8	1,908.7	1,847.0	0.1	6.2
Commercial mortgage	2,011.8	1,942.8	1,870.2	1,800.7	1,704.0	3.6	18.1

Total commercial loans	6,726.1	6,673.9	6,760.3	6,674.6	6,359.6	0.8	5.8

Residential mortgage	435.3	574.6	571.2	562.9	561.1	(24.2)	(22.4)
Consumer	1,565.7	1,636.6	1,732.9	1,782.9	1,790.3	(4.3)	(12.5)
Secured with investments	448.1	523.6	554.7	564.6	569.4	(14.4)	(21.3)

Total retail loans	2,449.1	2,734.8	2,858.8	2,910.4	2,920.8	(10.4)	(16.1)

Total loans net of unearned income	9,175.2	9,408.7	9,619.1	9,585.0	9,280.4	(2.5)	(1.1)
Reserve for loan losses	(184.9)	(167.0)	(157.1)	(122.2)	(113.1)	10.7	63.5

Net loans	8,990.3	9,241.7	9,462.0	9,462.8	9,167.3	(2.7)	(1.9)

Premises and equipment	151.4	150.5	152.0	152.1	154.1	0.6	(1.8)
Goodwill	363.4	355.3	355.6	343.3	345.2	2.3	5.3
Other intangibles	43.9	44.9	47.0	47.3	49.7	(2.2)	(11.7)
Other assets	438.7	433.0	432.3	341.0	340.2	1.3	29.0

Total assets	$11,163.4	$11,536.2	$12,318.9	$12,134.1	$12,133.3	(3.2)	(8.0)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$1,456.6	$1,214.8	$1,231.7	$808.3	$834.1	19.9	74.6
Interest-bearing:
Savings	898.1	929.8	815.7	799.6	798.9	(3.4)	12.4
Interest-bearing demand	3,182.4	3,028.5	2,632.9	2,594.4	2,692.3	5.1	18.2
Certificates under $100,000	1,103.0	1,110.3	1,072.5	998.1	977.6	(0.7)	12.8
Local certificates $100,000 and over	179.4	180.3	230.7	267.8	278.0	(0.5)	(35.5)

Total core deposits	6,819.5	6,463.7	5,983.5	5,468.2	5,580.9	5.5	22.2
National brokered certificates	959.7	1,811.9	2,432.9	3,101.7	2,874.4	(47.0)	(66.6)

Total deposits	7,779.2	8,275.6	8,416.4	8,569.9	8,455.3	(6.0)	(8.0)

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,220.9	999.4	1,590.8	1,745.4	1,695.4	22.2	(28.0)
U.S. Treasury demand deposits	—	12.4	6.4	7.5	70.3	(100.0)	(100.0)
Line of credit and other debt	—	—	20.0	20.0	10.0	—	(100.0)

Total short-term borrowings	1,220.9	1,011.8	1,617.2	1,772.9	1,775.7	20.7	(31.2)

Other liabilities	382.4	442.9	482.4	260.7	367.9	(13.7)	3.9
Long-term debt	469.9	469.3	468.8	468.3	467.8	0.1	0.4

Total liabilities	9,852.4	10,199.6	10,984.8	11,071.8	11,066.7	(3.4)	(11.0)

Stockholders’ equity:
Preferred stock	322.4	322.0	321.5	—	—	0.1	—
Other stockholders’ equity	988.3	1,014.3	1,012.4	1,062.1	1,066.4	(2.6)	(7.3)

Total Wilmington Trust stockholders’ equity	1,310.7	1,336.3	1,333.9	1,062.1	1,066.4	(1.9)	22.9
Noncontrolling interest	0.3	0.3	0.2	0.2	0.2	—	50.0

Total stockholders’ equity	1,311.0	1,336.6	1,334.1	1,062.3	1,066.6	(1.9)	22.9

Total liabilities and stockholders’ equity	$11,163.4	$11,536.2	$12,318.9	$12,134.1	$12,133.3	(3.2)	(8.0)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2009
AVERAGE STATEMENT OF CONDITION

	2009	2009	2008	2008	2008	% Change From
	Second	First	Fourth	Third	Second	Prior	Prior
(In millions)	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Year

ASSETS
Cash and due from banks	$245.5	$369.0	$321.8	$221.5	$251.7	(33.5)	(2.5)

Interest-bearing deposits in other banks	100.2	99.3	99.4	101.7	63.1	0.9	58.8

Federal funds sold and securities purchased under agreements to resell	14.5	31.5	25.0	32.9	38.0	(54.0)	(61.8)

Investment securities:
U.S. Treasury	46.2	61.1	82.2	50.4	50.9	(24.4)	(9.2)
Government agencies	256.0	406.2	463.3	459.8	497.5	(37.0)	(48.5)
Obligations of state and political subdivisions	6.7	6.6	7.0	7.1	7.3	1.5	(8.2)
Preferred stock	17.0	17.1	18.9	32.9	44.8	(0.6)	(62.1)
Mortgage-backed securities	307.9	600.5	657.5	684.1	725.2	(48.7)	(57.5)
Other securities	183.3	183.1	212.2	227.4	272.8	0.1	(32.8)

Total investment securities	817.1	1,274.6	1,441.1	1,461.7	1,598.5	(35.9)	(48.9)

FHLB and FRB stock, at cost	25.5	20.2	19.2	20.7	26.5	26.2	(3.8)

Loans:
Commercial, financial, and agricultural	2,765.6	2,853.4	2,973.0	2,915.8	2,765.4	(3.1)	—
Real estate — construction	1,973.4	1,950.7	1,921.6	1,877.8	1,837.1	1.2	7.4
Commercial mortgage	1,987.5	1,911.6	1,833.9	1,757.9	1,654.1	4.0	20.2

Total commercial loans	6,726.5	6,715.7	6,728.5	6,551.5	6,256.6	0.2	7.5

Residential mortgage	566.5	573.8	563.8	560.9	560.5	(1.3)	1.1
Consumer	1,605.1	1,686.4	1,750.7	1,780.3	1,729.8	(4.8)	(7.2)
Secured with investments	498.1	542.8	568.2	566.3	539.0	(8.2)	(7.6)

Total retail loans	2,669.7	2,803.0	2,882.7	2,907.5	2,829.3	(4.8)	(5.6)

Total loans net of unearned income	9,396.2	9,518.7	9,611.2	9,459.0	9,085.9	(1.3)	3.4
Reserve for loan losses	(164.0)	(152.9)	(117.6)	(111.0)	(104.1)	7.3	57.5

Net loans	9,232.2	9,365.8	9,493.6	9,348.0	8,981.8	(1.4)	2.8

Premises and equipment	151.8	151.8	153.1	153.5	154.4	—	(1.7)
Goodwill	356.9	351.9	355.7	345.5	393.1	1.4	(9.2)
Other intangibles	44.1	46.0	46.2	48.7	36.8	(4.1)	19.8
Other assets	432.3	409.5	331.6	309.3	281.5	5.6	53.6

Total assets	$11,420.1	$12,119.6	$12,286.7	$12,043.5	$11,825.4	(5.8)	(3.4)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$1,246.6	$889.5	$840.1	$745.1	$800.3	40.1	55.8
Interest-bearing:
Savings	907.0	895.2	799.0	807.8	795.2	1.3	14.1
Interest-bearing demand	3,154.0	2,813.7	2,582.7	2,511.7	2,417.0	12.1	30.5
Certificates under $100,000	1,113.9	1,099.8	1,041.2	979.8	988.2	1.3	12.7
Local certificates $100,000 and over	180.9	209.0	264.4	291.9	306.9	(13.4)	(41.1)

Total core deposits	6,602.4	5,907.2	5,527.4	5,336.3	5,307.6	11.8	24.4
National brokered certificates	1,150.6	2,017.8	2,696.2	3,197.1	2,719.2	(43.0)	(57.7)

Total deposits	7,753.0	7,925.0	8,223.6	8,533.4	8,026.8	(2.2)	(3.4)

Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	1,433.8	1,938.9	2,080.8	1,686.1	1,847.9	(26.1)	(22.4)
U.S. Treasury demand deposits	8.1	6.8	41.8	7.6	11.6	19.1	(30.2)
Line of credit and other debt	—	3.2	20.4	11.9	50.1	(100.0)	(100.0)

Total short-term borrowings	1,441.9	1,948.9	2,143.0	1,705.6	1,909.6	(26.0)	(24.5)

Other liabilities	412.8	446.8	304.6	315.0	302.0	(7.6)	36.7
Long-term debt	469.5	469.0	468.5	468.0	467.4	0.1	0.4

Total liabilities	10,077.2	10,789.7	11,139.7	11,022.0	10,705.8	(6.6)	(5.9)

Stockholders’ equity:
Preferred stock	322.1	321.5	71.2	—	—	0.2	—
Other stockholders’ equity	1,020.5	1,008.2	1,075.6	1,021.3	1,119.4	1.2	(8.8)

Total Wilmington Trust stockholders’ equity	1,342.6	1,329.7	1,146.8	1,021.3	1,119.4	1.0	19.9
Noncontrolling interest	0.3	0.2	0.2	0.2	0.2	50.0	50.0

Total stockholders’ equity	1,342.9	1,329.9	1,147.0	1,021.5	1,119.6	1.0	19.9

Total liabilities and stockholders’ equity	$11,420.1	$12,119.6	$12,286.7	$12,043.5	$11,825.4	(5.8)	(3.4)

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2009
YIELDS AND RATES

	2009	2009	2008	2008	2008
	Second	First	Fourth	Third	Second
YIELDS/RATES (tax-equivalent basis)	Quarter	Quarter	Quarter	Quarter	Quarter

EARNING ASSETS:
Interest-bearing time deposits in other banks	0.39%	0.54%	1.38%	1.93%	2.09%
Federal funds sold and securities purchased under agreements to resell	1.27	2.59	1.11	2.57	2.01

Total investment securities	3.89	4.28	4.41	4.57	4.69

FHLB and FRB stock, at cost	2.84	1.66	0.77	3.74	3.00

Commercial, financial, and agricultural	4.30	4.27	5.34	5.69	5.94
Real estate — construction	3.60	3.67	4.88	5.26	5.38
Commercial mortgage	4.40	4.43	5.48	5.71	5.87
Total commercial loans	4.12	4.14	5.25	5.57	5.76

Residential mortgage	5.71	5.64	5.51	5.64	5.83
Consumer	5.63	5.67	6.17	6.28	6.34
Secured with investments	2.60	2.30	4.18	4.00	4.09
Total retail loans	5.08	5.01	5.65	5.71	5.81

Total loans	4.40	4.40	5.37	5.61	5.77

Total earning assets	4.31	4.34	5.18	5.42	5.56

FUNDS USED TO SUPPORT EARNING ASSETS:

Core deposits
Savings	1.24	1.68	2.12	2.21	2.17
Interest-bearing demand	0.40	0.39	0.59	0.70	0.75
Certificates under $100,000	2.98	3.05	3.06	3.08	3.64
Local certificates $100,000 and over	2.62	2.84	3.02	3.08	3.82
Core interest-bearing deposits	1.15	1.30	1.54	1.62	1.85

National brokered certificates	1.74	2.54	3.11	3.05	3.53

Total interest-bearing deposits	1.26	1.66	2.11	2.21	2.48

Short-term borrowings	0.26	0.31	0.92	2.21	2.47

Long-term debt	7.14	7.23	7.11	7.07	7.25

Total interest-bearing liabilities	1.41	1.66	2.09	2.44	2.71

Total funds used to support earning assets	1.15	1.43	1.84	2.17	2.39

Net interest margin (tax-equivalent basis)	3.16	2.91	3.34	3.25	3.17

Year-to-date net interest margin	3.04	2.91	3.28	3.26	3.27

Prime rate	4.00	4.00	4.25	5.00	5.08

Tax-equivalent net interest income (in millions)	$82.1	$79.0	$95.2	$91.7	$86.0

Average earning assets at historical cost	$10,411.5	$10,998.0	$11,338.0	$11,210.6	$10,896.5
Average fair valuation adjustment on investment securities available for sale	(58.0)	(53.7)	(142.1)	(134.6)	(84.5)

Average earning assets	$10,353.5	$10,944.3	$11,195.9	$11,076.0	$10,812.0

Average rates are calculated using average balances based on historical cost and do not reflect fair valuation adjustments.

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2009
CREDIT QUALITY

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in millions)	2009	2009	2008	2008	2008

NONPERFORMING ASSETS AT PERIOD-END
Nonaccruing loans:
Commercial, financial, and agricultural	$87.7	$64.4	$41.2	$28.4	$27.0
Commercial real estate — construction	145.3	114.2	112.7	41.0	22.6
Commercial mortgage	40.5	28.3	21.7	8.6	8.1
Consumer and other retail	25.3	23.2	20.7	22.1	13.9

Total nonaccruing loans	298.8	230.1	196.3	100.1	71.6
Renegotiated loans	3.2	1.2	0.1	0.1	0.2

Total nonaccruing loans and renegotiated loans	302.0	231.3	196.4	100.2	71.8
Other real estate owned (OREO)	28.3	19.8	14.5	14.5	16.7

Total nonperforming assets	330.3	251.1	210.9	114.7	88.5
Loans past due 90 days or more:
Commercial, financial, and agricultural	3.0	3.9	8.4	6.5	6.1
Commercial real estate — construction	5.1	3.8	4.8	5.2	0.6
Commercial mortgage	2.8	2.6	1.6	2.1	1.3
Consumer and other retail	15.8	19.1	19.5	14.9	13.8

Total loans past due 90 days or more	26.7	29.4	34.3	28.7	21.8

RESERVE FOR LOAN LOSSES
Balance at the beginning of the period	$167.0	$157.1	$122.2	$113.1	$106.4
Loans charged off:
Commercial, financial, and agricultural	(8.5)	(7.6)	(4.1)	(4.9)	(2.9)
Commercial real estate — construction	(18.4)	(2.4)	(8.0)	—	(5.2)
Commercial mortgage	(1.7)	(0.3)	(0.9)	(1.0)	(0.1)
Consumer and other retail	(11.1)	(12.8)	(13.7)	(5.8)	(6.0)

Total loans charged off	(39.7)	(23.1)	(26.7)	(11.7)	(14.2)
Recoveries on loans previously charged off:
Commercial, financial, and agricultural	0.1	0.2	0.1	0.2	0.2
Commercial real estate — construction	—	—	—	—	—
Commercial mortgage	—	—	—	—	0.8
Consumer and other retail	3.4	1.7	1.1	1.0	1.4

Total recoveries	3.5	1.9	1.2	1.2	2.4
Net loans charged off:
Commercial, financial, and agricultural	(8.4)	(7.4)	(4.0)	(4.7)	(2.7)
Commercial real estate — construction	(18.4)	(2.4)	(8.0)	—	(5.2)
Commercial mortgage	(1.7)	(0.3)	(0.9)	(1.0)	0.7
Consumer and other retail	(7.7)	(11.1)	(12.6)	(4.8)	(4.6)

Total net loans charged off	(36.2)	(21.2)	(25.5)	(10.5)	(11.8)
Transfers from/(to) reserve for lending commitments	0.1	1.6	(7.1)	—	—
Provision charged to operations	54.0	29.5	67.5	19.6	18.5

Balance at the end of the period	184.9	167.0	157.1	122.2	113.1

Reserve for lending commitments in other liabilities *	4.0	5.5	7.1	—	—

* The reserve for lending commitments was transferred to other liabilities as of December 31, 2008. Prior periods were not reclassified.

RATIOS
Period-end loans	$9,175.2	$9,408.7	$9,619.1	$9,585.0	$9,280.4
Average loans	9,396.2	9,518.7	9,611.2	9,459.0	9,085.9
Period-end reserve to loans	2.02%	1.77%	1.63%	1.27%	1.22%
Period-end nonperforming assets to loans and OREO	3.59	2.66	2.19	1.19	0.95
Period-end loans past due 90 days to total loans	0.29	0.31	0.36	0.30	0.23
Quarterly net charge-offs to average loans (not annualized)	0.39	0.22	0.27	0.11	0.13
Year-to-date net charge-offs to average loans	0.61	0.22	0.57	0.30	0.19

INTERNAL RISK RATING
Pass	86.47%	88.60%	90.80%	96.08%	96.28%
Watchlisted	6.00	6.39	5.20	2.25	2.29
Substandard	7.22	4.99	3.99	1.66	1.42
Doubtful/loss	0.31	0.02	0.01	0.01	0.01

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2009
LOAN PORTFOLIO DETAIL

	Three Months Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in millions)	2009	2009	2008	2008	2008

LOAN PORTFOLIO COMPOSITION
Commercial, financial, and agricultural	30%	29%	31%	31%	30%
Commercial real estate — construction	21	21	20	20	20
Commercial mortgage	22	21	19	19	18
Residential mortgage	5	6	6	6	6
Consumer	17	17	18	18	20
Secured with investments	5	6	6	6	6

COMMERCIAL REAL ESTATE — CONSTRUCTION DETAIL
Project type:
Residential real estate construction	49%	49%	54%	52%	53%
Land development	21	22	21	22	22
Retail and office	17	17	15	14	13
Owner-occupied	2	2	2	3	4
Multi-family	4	3	2	2	2
Other	7	7	6	7	6
Geographic location:
Delaware	59%	60%	60%	61%	61%
Pennsylvania	23	23	23	23	24
Maryland	6	6	6	6	6
New Jersey	9	8	7	7	6
Other	3	3	4	3	3

CONSUMER LOANS, PERIOD-END
Home equity	$573.3	$566.8	$565.4	$544.8	$516.5
Indirect	753.7	823.2	891.5	942.9	929.4
Credit card	64.5	62.9	67.8	67.0	69.4
Other consumer	174.2	183.7	208.2	228.2	275.0

Total consumer loans	$1,565.7	$1,636.6	$1,732.9	$1,782.9	$1,790.3

CONSUMER LOANS, ON AVERAGE
Home equity	$571.8	$568.3	$556.4	$533.8	$509.5
Indirect	788.0	858.6	916.8	952.3	889.6
Credit card	64.2	65.3	66.8	67.3	67.4
Other consumer	181.1	194.2	210.7	226.9	263.3

Total consumer loans	$1,605.1	$1,686.4	$1,750.7	$1,780.3	$1,729.8

WILMINGTON TRUST CORPORATION QUARTERLY SUMMARY
As of and for the six months ended June 30, 2009
SUPPLEMENTAL INFORMATION

	Three Months Ended
						% Change From:
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Prior	Prior
	2009	2009	2008	2008	2008	Quarter	Year

NET INCOME
Net (loss)/income per common share
Basic	$(0.20)	$0.25	$(1.02)	$0.34	$(0.29)	—	(31.0)
Diluted	(0.20)	0.25	(1.02)	0.34	(0.29)	—	(31.0)
Weighted average shares outstanding (in thousands)
Basic	68,966	68,945	68,342	67,231	67,167
Diluted	68,966	68,945	68,342	67,253	67,167
Net (loss)/income as a percentage of:
Average assets	(0.32)%	0.73%	(2.22)%	0.76%	(0.66)%
Average stockholders’ equity[1]	(3.58)	8.77	(25.34)	8.92	(7.01)

ASSETS UNDER MANAGEMENT * (in billions)
Wilmington Trust	$35.2	$34.1	$36.6	$37.1	$38.4	3.2	(8.3)
Roxbury Capital Management	1.4	1.3	1.3	1.9	2.1	7.7	(33.3)
Cramer Rosenthal McGlynn	9.4	7.4	7.8	10.1	11.2	27.0	(16.1)

Combined assets under management	$46.0	$42.8	$45.7	$49.1	$51.7	7.5	(11.0)

* Assets under management include estimates for values associated with certain assets that lack readily ascertainable values, such as limited partnership interests.

ASSETS UNDER ADMINISTRATION ** (in billions)
Wilmington Trust	$128.7	$122.2	$127.6	$139.9	$146.6	5.3	12.2
** Includes Wilmington Trust assets under management

INVESTMENT MIX OF ASSETS MANAGED BY WILMINGTON TRUST
Equities	36%	34%	38%	41%	44%
Fixed income	37	36	33	26	24
Other	27	30	29	33	32

CAPITAL (in millions, except per share amounts)
Average Wilmington Trust stockholders’ equity	$1,342.6	$1,329.7	$1,146.8	$1,021.3	$1,119.4	1.0	19.9
Tier 1 capital	1,093.4	1,072.7	1,058.3	767.6	743.5	1.9	47.1
Per share:
Book value[1]	14.26	14.64	14.65	15.60	15.85	(2.6)	(10.0)
Quarterly dividends declared per common share	0.1725	0.1725	0.345	0.345	0.345	—	(50.0)
Year-to-date dividends declared per common share	0.345	0.1725	1.37	1.025	0.68
Average stockholders’ equity to assets[1]	8.94%	8.32%	8.75%	8.48%	9.47%
Total risk-based capital ratio	14.02	14.15	13.97	11.24	11.14
Tier 1 risk-based capital ratio	9.68	9.40	9.24	6.77	6.74
Tier 1 leverage capital ratio	9.79	9.02	8.77	6.52	6.45
Tangible common equity to asset ratio[1]	5.40	5.51	5.12	5.72	5.72

INVESTMENT SECURITIES PORTFOLIO
Average life (in years)	8.09	7.49	6.32	6.13	6.16
Average duration	(1.33)	(2.06)	(0.93)	1.84	2.58
Percentage invested in fixed rate instruments	68%	80%	94%	85%	83%

FUNDING (on average)
Percentage from core deposits	72%	60%	53%	52%	54%
Percentage from national funding	12	20	26	31	27
Percentage from short-term borrowings	16	20	21	17	19

ASSET — LIABILITY MATCHING
As a percentage of total balances at period-end:
Loans outstanding with floating rates	77%	74%	74%	73%	72%
Commercial loans with floating rates	89	89	88	88	87
Commercial loans tied to a prime rate	54	55	57	54	56
Commercial loans tied to the 30-day LIBOR	40	39	37	40	38
National CDs and short-term borrowings maturing in 90 days or less	80%	78%	83%	95%	92%

FULL-TIME EQUIVALENT HEADCOUNT
Full-time equivalent headcount	2,909	2,945	2,946	2,925	2,879

[1]	Does not include preferred stock and noncontrolling interest.